UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report: September 12, 2013 (Date of earliest event reported)
Mexco Energy Corporation (Exact name of registrant as specified in its charter)

CO (State or other jurisdiction of incorporation)	0-6694 (Commission File Number)	84-0627918 (IRS Employer Identification Number)

214 W. Texas Avenue, Suite 1101 Midland, TX (Address of principal executive offices)	79701 (Zip Code)

Registrant's telephone number, including area code: 432-682-1119

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Mexco Energy Corporation (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) on September 10, 2013.  At the Annual Meeting, the Company’s stockholders were requested to (i) elect five directors to serve on the Company’s Board of Directors for a term of office expiring at the Company’s 2014 Annual Meeting of Stockholders and (ii) ratify the Audit Committee of the Board of Directors’ selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2014.  Each of these items is more fully described in the Company’s 2013 proxy statement filed with the SEC on July 25, 2013.

The final results of the matters voted upon at the Annual Meeting are as follows:

Proposal 1: Election of Directors

Nominee	Votes For	Votes Withheld	Votes Abstained	Broker Non-Votes
Kenneth L. Clayton	1,230,409	13,299	750	396,732
Thomas R. Craddick	1,229,862	13,845	751	396,732
Paul G. Hines	1,230,514	13,193	751	396,732
Jack D. Ladd	1,230,462	13,245	751	396,732
Nicholas C. Taylor	1,229,962	13,845	651	396,732

Proposal 2: Ratification of the Selection of Independent Registered Public Accounting Firm

	Votes For	Votes Against	Votes Abstained
Grant Thornton LLP	1,590,328	46,028	4,834

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEXCO ENERGY CORPORATION

Date: September 12, 2013	By:	/s/ Tammy McComic
Tammy McComic
President and Chief Financial Officer